Exhibit 10.19

National Memory Base Project (Phase I) Phase II project
Project Number: SY-190009-GS	Domestic equipment and material supply contract in bid Section D of gas detection and monitoring system

Changjiang Storage Technology Co., LTD

National Memory Base Project (Phase I) Phase II project

Gas detection and monitoring system, bid section

Domestic equipment and materials supply contract Volume One

Project name: National Memory Base Project (Phase I) Phase II project project

Project location: In Wuhan Optical Valley Future Science and Technology City

Contract No: YMTC-SYC-04-TGM-013-D-S

Employer: Shiyuan Technology Engineering Co., LTD

Contractor: Jiangsu Huhu Electromenchanical Technology Co.,Ltd.

Date: July 09,2021

National Memory Base Project (Phase I) Phase II project
Project Number: SY-190009-GS	Domestic equipment and material supply contract in bid Section D of gas detection and monitoring system

Catalogue of the first volume

Part I Equipment and materials order contract		1
1.	Buyer (purchaser) information	1
2.	The Seller (the Supplier) information	1
3.	scope of supply	1
4.	Equipment place of origin and manufacturer	2
5.	packaging standard	2
6.	Transportation and delivery of the goods	2
7.	delivery term	3
8.	insurance	3
9.	payment terms	3
10.	Supervision and acceptance	4
11.	advice of shipment	4
12.	quality assurance	5
13.	Seller’s liability for breach of contract	5
14.	Buyer’s liability for breach of contract	5
15.	Installation, commissioning and technical services	5
16.	Late delivery and liquidated damages	6
17.	Reverse payment	6
18.	vis major	7
19.	rescission of contract	7
20.	Dispute resolution	7
21.	notice	8
22.	Contract composition	8
23.	tack	8
24.	other	8
Part II: An annex to the contract		11
Annex I: Notice of winning the bid		11
Annex II: Documents confirmed by both parties (q & A, addendum, clarification, etc.)		15
Annex III: Contract technical documents		22
Appendix 4 List of recommended brands of equipment and materials		24
Annex V: Price items and configuration list		25
Annex VI: General purchase regulations		28
Annex 7: Packaging, g transportation and invoice instructions		35
Annex 8: confidential lying-down		38
Annex IX: Integrity Agreement		41
Annex X: Description of the beneficiary of the guarantee and the format of the performance Guarantee		43

National Memory Base Project (Phase I) Phase II project
Project Number: SY-190009-GS	Domestic equipment and material supply contract in bid Section D of gas detection and monitoring system

Part I Equipment and materials order contract

Contract overview

contract NO; ____________________

Contract content: Domestic equipment and material supply in bid section D of gas detection and monitoring system

Signed on: July 09,2021

Signed in: Beijing

1.	Buyer (purchaser) information

Buyer: Shiyuan Technology & Engineering Co., LTD

Address: 6th Floor, Block C, Linglong Tiandi, No.160 West Fourth Ring North Road, Haidian District, Beijing

Tel: 010-8819 3388

Fax: 010-8819 3388-9989

Contact person: Yang Zhihao

Email address: yangzhihao @ sdic.com, cn；

2.	The Seller (the Supplier) information

Seller: Jiangsu Huhu Electromenchanical Technology Co.,Ltd.

Address: 3-1208 Tiananzhihui Compound, 228 Linghu Road, Xinwu District, Wuxi City, Jiangsu Province

Tel: 0510-88681689

Fax: 0510-88681689

Contact person: Jia Yunyi

Email address: yy.jia^huhutech.com, cn

3.	scope of supply

Total untaxed contract price: RMB 2,173,551.00 (in words: Two hundred and one hundred chestnut ten thousand Jian thousand five hundred and fifty one yuan only);

Contract tax: RMB 282,561.63 (in words: two hundred and eighty-two thousand five hundred and sixty-one yuan);

Total contract price including tax: RMB 2,456,112.63 (in words: Two hundred and four hundred and fifty-six thousand one hundred and twelve and six points);

The pricing method used in this contract is: G / C auxiliary parts of the main system: fixed total price; HOOKUP auxiliary parts: fixed total price.contract value:

1. G / C main system accessories: RMB 875,368.06 (in words: eight thousand yuan)

2. HOOKUP Part auxiliary material: selections 1,580744.57 (in words: one hundred four yuan) note: 1. The total price includes: equipment cost, materials, packaging, transportation, insurance, installation, commissioning, inspection, training, random attachment, VAT, all costs, and the contract without tax total price not due to policy, material, rate changes and other factors.

2.	See the price list of Part II of the Contract.

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National Memory Base Project (Phase I) Phase II project
Project Number: SY-190009-GS	Domestic equipment and material supply contract in bid Section D of gas detection and monitoring system

3.	For the specific technical parameters, see Annex IV of Part II of this contract: Equipment Price List.

4.	In case of change of national tax policy, the total contract price shall remain unchanged and the tax rate shall be implemented in accordance with the national tax regulations.

The Seller and the Seller agree to enter into this Contract according to the following terms:

Changes in goods (handled according to the following principles)

The Seller must unconditionally accept the change of the goods involved in the construction change instruction signed by the Buyer’s representative.

Only the goods change involved in the design change and construction change instructions signed by the buyer’s representative can be used as the basis for the increase or decrease of the total contract amount.

All change costs shall be subject to the fees audited by the owner and the employer, and the equipment change shall be included in the equipment progress payment. Note: Before implementing any instructions, the Contractor shall send the employer to confirm according to the requirements of the project process. If the contractor violates the procedures required by the employer to implement the instructions, the Contractor shall bear all the adverse consequences arising therefrom and bear the expenses arising therefrom, and the construction period shall not be postponed.

4.	Equipment place of origin and manufacturer

See the appendix of this contract: price item and configuration list

5.	packaging standard

The product packaging standards shall comply with the provisions of the national or industrial technical standards, in addition to meeting the requirements of packaging, Marking, transportation and invoice instructions.

6.	Transportation and delivery of the goods

The parties agree that the transportation and delivery of all goods hereunder shall be performed in the following way (1):

(1)	The Seller shall deliver the goods to the designated place of the Buyer’s construction site and be responsible for unloading, and the Seller shall bear all the transportation and insurance costs. The construction site is located in Wuhan Optical Valley Future Science and Technology City, Wuhan City, Hubei Province. In the north is Sanhu Street, Keji Fifth Road in the south, Future Second Road in the west, and Future Three Road in the east. National Memory Base Project (Phase I) Phase II project project site delivery.

(2)	The seller shall deliver the goods to the destination port by consignment, and the buyer shall carry the goods by himself. The consignment fee shall be borne by the seller.

The target port is- -;

The consignment method is- - - -.

(3)	The buyer shall carry and transport the goods by itself.

The delivery place is- -0. The seller is responsible for the loading, and shall bear the loading cost.

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National Memory Base Project (Phase I) Phase II project
Project Number: SY-190009-GS	Domestic equipment and material supply contract in bid Section D of gas detection and monitoring system

7. delivery term

7.1, date of delivery

The delivery period for all the goods under this contract is completed on June, 2022.

The buyer shall notify the Seller in writing of the specific delivery date.

The seller shall not deliver the goods in advance earlier than the day before the zero period stipulated in this article.

8. insurance

The seller shall insure the goods transportation safety insurance at 110% of the reset amount of all the goods. The Seller shall be responsible for full insurance and bear the premium for any loss or damage that may be caused in the manufacturing, purchase, transportation and delivery.

9. payment terms

(1)	Within 65 days after the contract becomes effective, the buyer shall pay 2Q% of the total contract price to the Seller as the advance payment, but the following conditions must be met:

Both parties have completed the confirmation of the equipment basic drawing and other relevant technical conditions. The performance guarantee and irreversible amount issued by the seller is 20% of the total price of the equipment for 8 months. The form of the guarantee shall be confirmed by the employer and the owner before the issuance. The performance guarantee is issued directly to the owner.

(2)	The Buyer shall pay 60% of the value of the contract goods delivered to the site of the previous month and accepted by the Buyer monthly, but the following conditions must be met:

This batch of goods have arrived and opened the box, and delivered the specified equipment data (including delivery, factory inspection report, product certificate, installation manual, operation and maintenance manual, appearance drawings, basic drawings, drawings, certificate of lading, materials) for imported goods; received the special VAT invoice of the seller and the special VAT invoice of the corresponding amount (tax rate is 13%).

(3)	Within 65 days after passing the handover and acceptance, the buyer shall pay 10% of the total contract price to the Seller after all the contract goods pass the commissioning test, but the following conditions must be met:

The supplied equipment has passed the acceptance inspection after 72 hours of operation (if the commissioning time of this paragraph is inconsistent with the requirements of the corresponding bidding documents, the long operation time and strict requirements shall prevail.), Get the acceptance application report signed by the buyer and the relevant parties, complete the training of the buyer’s technical personnel and obtain the written approval of the buyer’s personnel, receive the seller’s corresponding amount invoice (tax rate is 13%), and receive the seller’s warranty and after-sales service commitment letter.

(4)	Within 65 days after the completion of the project settlement and the receipt of the full VAT special invoice provided by the seller (the tax rate is 13%). The buyer pays 95% to 95% of the settlement amount.

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National Memory Base Project (Phase I) Phase II project
Project Number: SY-190009-GS	Domestic equipment and material supply contract in bid Section D of gas detection and monitoring system

(5)	the project quality guarantee gold for 5% of the contract settlement price, within 65 days after the expiration of the quality guarantee period, and the seller has done the warranty obligations, by the employer deduct the warranty period should be borne by the contractor quality related fines and other fees should be deducted, and signed the closing agreement with the contractor within 65 days, return the contractor quality deposit.

(6)	The defect liability period stipulated in the contract is 24 months, starting from the completion and acceptance of the whole project.

(7)	All the above amount shall be paid to the Contractor by the Employer in the proportion of the Contract. If the Employer fails to pay the corresponding amount to the Employer, the Employer shall not be restricted by the aforementioned “65 days” payment period and shall not bear any economic and legal liability for the delay of payment.

10.	Supervision and acceptance

The Seller undertakes to supervise and inspect the processing, inspection and storage of the Contract Goods at any time and place as the Buyer considers necessary, and the Seller shall provide necessary and active assistance for such inspection.

Any inspection of the buyer on the quantity and quality of the goods delivered by the Seller shall be conducted on the basis of the seller’s self-inspection, and the Seller shall deliver the proof of such inspection results at the same time as delivering the goods. The inspection certificate is made in duplicate. Without the inspection certificate, the buyer may refuse to accept it.

When the buyer shall notify the Seller’s representative to attend the inspection of the goods; the time limit for the quantity and appearance of the goods shall be within 7 days after the opening.

The final acceptance of the equipment delivered by the Seller shall meet the continuous load operation of the equipment without any fault and meet other requirements specified in the technical annex of the contract. The trial operation time of this paragraph is general, and if the time is inconsistent with the requirements of the corresponding bidding documents, the long operation time and strict requirements shall prevail.

Any of the above inspection and acceptance by the Buyer shall not relieve the Seller from any quality liability for the Contract Goods.

11.	advice of shipment

The parties agree that the Seller shall deliver the contract goods as specified in Article (1) below:

1)	When shipped and delivered to the Buyer on the construction site according to the notice of the Buyer, the Buyer shall notify the Seller of the specific delivery date in writing 10 days in advance.

2)	The goods shall be delivered according to the time limit agreed in the contract, but the Buyer shall be notified of the contract number, product name, quantity, total shipped, invoice amount, gross weight, ship name / vehicle / machine number and departure date, etc. not less than 72 hours before the arrival of the goods.

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National Memory Base Project (Phase I) Phase II project
Project Number: SY-190009-GS	Domestic equipment and material supply contract in bid Section D of gas detection and monitoring system

12. quality assurance

The quality specifications of the goods delivered by the Seller shall comply with the provisions of the Contract, the appendix, national standards and the quality guarantee period shall be _ months after the contract goods pass the test acceptance and the overall acceptance of the project. During the term of the Contract, the Seller shall be liable for all the losses caused by the design or manufacturing defects of the Seller (or the manufacturer).

13. Seller’s liability for breach of contract

13.1,	If the seller fails to deliver the goods, it shall, in addition to returning all the deposit, pay the Buyer a penalty of not less than% of the contract amount.

13.2,	If the variety, model, specification, quality and appearance of the goods delivered by the Seller do not conform to the contract, if the Buyer agrees to use the goods, the compensation method shall be agreed upon; if the buyer cannot use them, the Seller shall be responsible for the replacement and bear the expenses incurred by the replacement or return. If the seller cannot replace it (or cannot complete the replacement or refuse to replace it within the required time limit), it shall be treated as no delivery.

13.3.	If the product packaging does not comply with the provisions of the Contract, the Seller shall be responsible for repairing or repackaging and bear the expenses incurred; If the goods are damaged or lost, the Buyer has the right to reject the goods and require the Seller to perform the obligations under the Contract on time. If the delivery is delayed due to the unqualified packaging, the seller shall pay liquidated damages to the buyer according to Article 16.

13.4.	If the Seller delays in delivering the goods, it shall pay the Buyer liquidated damages according to Article 16 and bear all the losses incurred by the Buyer.

14. Buyer’s liability for breach of contract

14.1. The Buyer returns the goods during the middle period under article 1.5 of the general purchase provisions of this Contract.

14.2. If the Buyer fails to provide the technical requirements and technical data according to the time and requirements specified in the Contract, the Seller’s delivery date may be postponed accordingly.

15. Installation, commissioning and technical services

The Seller shall assign experienced technicians to perform the installation and commissioning of the equipment under the Contract. After the commissioning is qualified, both parties shall sign the test run qualification certificate.

The Seller shall be responsible for completing the training of the Buyer’s equipment operation / maintenance personnel.

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National Memory Base Project (Phase I) Phase II project
Project Number: SY-190009-GS	Domestic equipment and material supply contract in bid Section D of gas detection and monitoring system

During the equipment installation and commissioning and quality warranty period:

Contact person: Jia Yunyi Tel.: 15961809165 Email: wjia @ huhutech.com.cn

Contact person and contact number of Buyer during installation and commissioning of equipment at construction site:

Contact person: Wang Jin Tel: 18722452292 Email: wangiin @ ceedi.cn

16.	Late delivery and liquidated damages

Except for the reasons of force majeure, if the Seller fails to deliver the goods to the contract according to the time specified in the contract, the buyer agrees to postpone the delivery on the condition that the seller shall pay liquidated damages. The liquidated damages may be deducted upon the payment of the goods. The penalty rate shall be 0.5% for each 1 day delayed in delivery. However, the total amount of such liquidated damages shall not exceed 20% of the total contract priceoIf the Seller delays the delivery beyond 15 days stipulated in the contract, the seller shall be deemed to fail the delivery and the buyer has the right to terminate the contract. At this time, the Seller shall, within 3 days after receiving the written notice from the Buyer to terminate the contract, return the deposit and pay the Buyer liquidated damages according to the provisions of Article 14 above.

The Seller shall bear all the losses suffered by the Buyer due to the delay in delivery.

If the delivered equipment (or system) fails to complete the commissioning of the single machine (or system) within two days of the Seller due to design defects, quality problems, poor service and other reasons after the commissioning conditions are met, the Buyer shall have the right to request the Seller to pay liquidated damages. The liquidated damages may be deducted upon payment of the contract amount. The liquidated damages rate shall be calculated at L% of the total contract price for each delayed delivery day and on insufficient days. However, the total amount of such liquidated damages shall not exceed 10% of the total contract amount, and the Seller shall compensate the buyer for all losses incurred thereby.

Special agreement on single commissioning: if the performance assessment fails to meet the acceptance standard, the Seller shall pay the Buyer 5% of the contract price and continue to take remedial measures according to the requirements of the buyer. The Seller shall bear all the costs and (or) the delay, and compensate all the losses suffered by the Buyer.

17. Reverse payment

17.1.	Reverse payment means the related expenses incurred by the completion of the Company of the Buyer within the scope of the Seller’s contract. This fee shall be paid by the Seller to the Buyer for the following but not limited to:

(1)	At the request of the Seller, the Buyer or the company selected by the Buyer shall complete the work within the scope of the Seller’s contract, and the Buyer shall file the reverse payment;

(2)	Because the seller did not finish the work in the terms of the contract and serious overdue, or the seller has completed work, meet the quality requirements and repeated rework still did not improve or refused to rework, or the seller negligence or omission work, the buyer has the right to notify the seller to this part of the work content, and completed by the buyer or the buyer selected company.own

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National Memory Base Project (Phase I) Phase II project
Project Number: SY-190009-GS	Domestic equipment and material supply contract in bid Section D of gas detection and monitoring system

The costs incurred (including the removal of unqualified products) shall be borne by the Seller and the Buyer shall make reverse payment.

17.2,	Within 24 hours of receipt of the reverse payment letter, the Seller shall fax the Buyer a signed reverse payment reply to accept or agree to complete the work covered by the reverse payment within the required planning period. Because the work involves manpower, materials, and the use of equipment.

17.3.	Before the Buyer starts the work covered by the reverse payment, the Seller. If the Seller refuses to sign the letter, the Buyer may choose to continue the work covered by the reverse payment and deduct the cost of the reverse payment from the total contract amount given to the Seller. Within 30 calendar days after the commencement of the reverse payment work or upon the completion of the work, subject to the earliest arrival date of the two, the buyer shall invoice the reverse payment fee to the Seller, who shall pay the invoice in full within 15 calendar days upon receipt of the invoice.

18.	vis major

The Seller shall not be liable for any failure or delaying of delivery due to force majeure during manufacturing or shipment. In the event of the above circumstances, the Seller shall immediately notify the Buyer and, within two days, send to the Buyer a certificate of event issued by the local private Chamber of Commerce. In this case, the seller is still responsible to take all necessary measures to speed up the delivery. If the accident continues above the working day, the buyer has the right to cancel the contract.

19.	rescission of contract

Unless otherwise agreed in the Contract, if the Seller has any of the following circumstances, the Buyer may terminate a written notice in whole or part of the Contract when the notice reaches the Seller:

(1) The Seller waives the performance of the Contract or is unable to continue to perform the Contract or expressly indicates that it fails to perform or has substantially stopped the performance or expressly expresses its intention to continue to perform its obligations in accordance with the Contract;

(2) The seller is in bankruptcy, liquidation, insolvency, becoming a person subject to enforcement for trust-breaking and may lose the ability to perform the contract;

(3) In the course of performing the Contract, the Seller violates the principle of good faith, conducts fraud, or conducts other acts that conflict with its obligations under this Contract;

(4) The Seller shall suspend the contract work without any reasonable explanation;

(5) The contract expressly stipulates the circumstances under which the buyer has the right to terminate the contract.

In any of the above events or circumstances, the Buyer may terminate the Contract with fourteen (14) prior notice to the Seller. The buyer’s choice to terminate the contract shall not prejudice its other rights under the contract or other provisions.

20.	Dispute resolution

Any dispute arising out of, or in connection with, this Contract shall be settled through negotiation. If no agreement can be reached through negotiation, either party may submit it to the Beijing Arbitration Commission for an award in Beijing in accordance with the arbitration rules of the Arbitration Commission, and the award shall be final and binding on both parties.

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National Memory Base Project (Phase I) Phase II project
Project Number: SY-190009-GS	Domestic equipment and material supply contract in bid Section D of gas detection and monitoring system

21.	notice

All notices are written in Chinese and delivered to the parties by fax or email / express mail at the address specified in clauses 2 and 3 of this part. In case of a change in address, one party shall notify the other party in writing within 3 working days after the change.

Buyer’s address: 6th floor, Block C, Linglong Tiandi, No.160, West Fourth Ring North Road, Haidian District, Beijing

Fax: 010-88193388-9989 Tel.: 010-88193388

Email address (E-mail): ____ /

Seller’s address: A3-1208, No.228, Linghu Avenue, Xinwu District, Wuxi City

Fax: 0510-88681689 Tel.: 0510-88681689

Email address (E-mail): ____ /

22. Contract composition

The following documents shall be deemed to constitute and shall be an integral part of the reading and understanding of the Contract. The contract documents that constitute the Contract shall state and complement each other. Unless otherwise agreed in the body of the contract or listed in the attachment, if the ambiguity or contradiction between the contract documents, or obvious errors in the contract documents, according to the following order to explain (small serial number file priority, for technical requirements, such as contradiction and inconsistent, suggested in accordance with the higher standards or strict requirements shall prevail):

(1)	Part I Equipment and materials order contract

(2)	Part II Annex I: Notice of winning the bid

(3)	Part 3 Answer questions, addendum documents and clarification documents

(4)	Part II Appendix III: Contract technical documents (package definition documents, technical specifications and drawings)

(5)	Part II Annex V: General purchase regulations

(6)	Part II Attachment VI: Instructions for packaging, marking, transportation and invoice

(7)	Part II Annex VII: Confidentiality Commitment letter

(8)	Part II Annex VIII: Agreement on Integrity

(9)	section two Annex 9: Format of the letter of guarantee

(10)	section two Annex IV: Price breakdown list

(11)	part three bidding documents

(12)	part three bidding documents

All the contents in [annex] are an integral part of this Contract and have the same legal effect as the text of the Contract.

23. tack

23.1 Obligations of the Seller to cooperate with the audit:

The Seller shall, at the request of the Buyer, unconditionally accept and cooperate with the audit conducted by the Buyer or the accounting firm entrusted by the Buyer or the relevant government department related to the Contract, including the audit related to the subcontract conducted by the Buyer or the accounting firm or the relevant government department. In the subcontract, the Seller shall require the subcontractor to accept the same audit requirements as this Contract, including the subcontractor shall unconditionally accept and cooperate with the buyer or the audit related to the subcontractor.

24. other

24.1. This contract is written in the Chinese language. This contract has two (2) originals, with each party holding one (1) originals, four (4) copies, buyer flea (3) copies and seller one (1) copies. It shall take effect from the date when the authorized representatives of both parties sign and affix the official seal or special seal for the contract.

24.2. The production and binding costs of this contract text shall be borne by the Seller.

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National Memory Base Project (Phase I) Phase II project
Project Number: SY-190009-GS	Domestic equipment and material supply contract in bid Section D of gas detection and monitoring system

Through letter the earth location:	North West Fourth Ring Road, Haidian District, Beijing No.160, Linglong Heaven and Earth, Block C	Through letter the earth location	A3-1208, No.228, Linghu Avenue, Xinwu District, Wuxi City
legal representative:	Wen-sheng huang	legal representative	Wang ushered in
entrusted agent:		entrusted agent
unite tie electricity word:	010-8819 3388	unite tie electricity word	0510-88681689
pass true:	010-8819 3388-9989	pass true	0510-88681689
open one-panelled door silver Line:	ICBC Beijing Gongzhufen Sub-branch	open one-panelled door silver Line	Bank of Jiangsu, Wuxi New District Sub-branch
account No.:	0200004609200060653	account Number	20710188000336308
identification number of the taxpayer:	91110000710931686J	identification number of the taxpayer	9132 0214 3465 37120H

contacts:	Yang Zhihao	Business contacts:	Jia Yunyi
Contact number:	010-88193388	Contact number:	0510-88681689-815
mail box:	yangzhihao@ceedi.cn	mail box:	yyj ia@huhutech.com.cn
zip code:	100142	zip code:	214142

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